UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2009

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2009, Bruce W. Taylor, Chairman and Chief Executive Officer of Taylor Capital Group, Inc. (the "Company"), and Mark A. Hoppe, President of the Company, entered into separate letter agreements electing to continue voluntarily foregoing certain compensation.

In his letter agreement, Mr. Taylor agreed to continue a reduction in his annual base salary from $525,200 to $420,000, reflecting a 20% decrease in the amount payable under his employment agreement, and also agreed to forego his auto allowance and right to receive certain club expense reimbursements. Mr. Taylor requested that the Compensation Committee of the Board of Directors (the "Committee") re-evaluate his compensation each quarter after the Company achieves a positive net income available to common shareholders.

Mr. Hoppe agreed to continue to forego his auto allowance and his right to receive certain club expense reimbursements. Mr. Hoppe asked the Committee to re-evaluate his compensation at each quarter after the Company achieves a positive net income available to common shareholders and, if appropriate, restore his auto allowance and country club expense reimbursements in accordance with corporate policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2009

TAYLOR CAPITAL GROUP, INC.

By:	/s/ STEVEN H. SHAPIRO
Steven H. Shapiro
Group Senior Vice President, General Counsel and Corporate Secretary